UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025 (January 1, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of President

On January 1, 2025, the board of directors of CleanCore Solutions, Inc. (the “Company”) appointed Travis Buchanan as President of the Company. Mr. Buchanan succeeds Clayton Adams, who will continue as the Chief Executive Officer of the Company.

Travis Buchanan is an experienced executive with a background in acquisitions, scaling businesses, technology design and deployment, and manufacturing operations. Throughout his career, he has worked with diverse organizations, including startups, small businesses, and publicly traded companies, focusing on aligning strategy, technology, and operational processes to support significant growth. Most recently, from March 2021 to October 2023, Mr. Buchanan served as Chief Operating Officer at Poplar Homes, where he established the company’s M&A function and helped grow the portfolio. In his role, he managed key operational teams spanning leasing, maintenance, renewals, acquisition integrations and customer service. Prior to that, from August 2015 to March 2021, Mr. Buchanan served as Senior Vice President of Business Initiatives at American Homes 4 Rent, where he led strategic initiatives, including incubating of new business units, automating HOA processes, overhauling the company’s leasing processes and systems, and designed and scaled the company’s in house maintenance team. Mr. Buchanan’s entrepreneurial and advisory experience includes co-founding a custom-fit suit and dress shirt company and serving as an investor and advisor for ScanCafe, a media digitization company. Additionally, he provided turnaround consulting for manufacturing and direct-to-consumer brands, focusing on optimizing production processes, facility layouts and financial systems, as well as building and executing a game plan to shut down and relocate facilities. Earlier in his career, Mr. Buchanan worked in commercial real estate lending and as a Financial Consultant at RBC Wealth Management, where he earned his Certified Financial Planner designation. Mr. Buchanan received his bachelor’s degree from California State University.

Mr. Buchanan was elected until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Buchanan and any other persons pursuant to which he was selected as President. There are no family relationships that exist between Mr. Buchanan and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Buchanan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On January 1, 2025, the Company entered into an employment agreement (the “Buchanan Employment Agreement”) with Mr. Buchanan setting forth the terms of the compensation for his services as President of the Company. Pursuant to the Buchanan Employment Agreement, Mr. Buchanan is entitled to an annual base salary of $165,000 and a quarterly bonus of $5,000, which Mr. Buchanan may elect to receive in either cash or shares of the Company’s Class B Common Stock.  Mr. Buchanan is also eligible to participate in all employee benefit plans commensurate with his position. Mr. Buchanan’s employment is at-will and may be terminated by the Company upon 14 days’ notice without Cause (as defined in the Buchanan Employment Agreement) or immediately with Cause, and may be terminated by Mr. Buchanan upon 14 days’ notice. If the Company terminates Mr. Buchanan’s employment without Cause, the Company shall pay to Mr. Buchanan a severance payment equal to the base salary for six (6) months, payable in a lump sum on the termination date, and all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans, which such severance payment may be conditioned on the delivery by Mr. Buchanan of a release of any and all claims that he may have against the Company. The Buchanan Employment Agreement contains customary confidentiality provisions and restrictive covenants, including a prohibition from (i) working for, owning or operating a business that competes with the Company or (ii) soliciting the Company’s employees, in each case, during the term of his employment and for a period of one year following the termination of his employment.

The foregoing description of the Buchanan Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Buchanan Employment Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Chief Revenue Officer Employment Agreement

On January 1, 2025, the Company also entered into a new employment agreement (the “Hollst Employment Agreement”) with Gary Hollst, the Company’s Chief Revenue Officer. Pursuant to the Hollst Employment Agreement, Mr. Hollst is entitled to an annual base salary of $125,000 and a quarterly bonus of $7,500 based on mutually agreed upon key performance indicators, which Mr. Hollst may elect to receive in either cash or shares of the Company’s Class B Common Stock. Mr. Hollst is also eligible to receive additional cash bonuses based on certain sales metrics set forth in the Hollst Employment Agreement. In addition, the Company agreed to grant Mr. Hollst 200,000 restricted stock units under the Company’s 2022 Equity Incentive Plan, with 75,000 restricted stock units vesting immediately upon grant and the remaining restricted stock units vesting quarterly over a three-year period. Mr. Hollst is also eligible to participate in all employee benefit plans commensurate with his position. Mr. Hollst’s employment is at-will and may be terminated by the Company upon 14 days’ notice without Cause (as defined in the Hollst Employment Agreement) or immediately with Cause, and may be terminated by Mr. Hollst upon 14 days’ notice. The Hollst Employment Agreement contains customary confidentiality provisions and restrictive covenants, including a prohibition from (i) working for, owning or operating a business that competes with the Company or (ii) soliciting the Company’s employees, in each case, during the term of his employment and for a period of two years following the termination of his employment.

The foregoing description of the Hollst Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hollst Employment Agreement filed as Exhibit 10.2 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated January 1, 2025, between CleanCore Solutions, Inc. and Travis Buchanan
10.2	Employment Agreement, dated January 1, 2025, between CleanCore Solutions, Inc. and Gary Hollst
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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